AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                  --------------

                           KILROY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)


         MARYLAND                                       95-4598246
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification No.)
2250 EAST IMPERIAL HIGHWAY
EL SEGUNDO, CALIFORNIA                                       90245
(Address of principal executive offices)                  (Zip Code)

                                  --------------

                    THE 1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                  --------------

                             RICHARD E. MORAN JR.
                           EXECUTIVE VICE PRESIDENT,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                           KILROY REALTY CORPORATION
                           2250 EAST IMPERIAL HIGHWAY
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 563-5500
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                  --------------

                                   Copies to:
                         Edward Sonnenschein, Jr., Esq.
                            J. Scott Hodgkins, Esq.
                                Latham & Watkins
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071
                                 (213) 485-1234

                                  --------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------

                                                                     Proposed
                                     Amount          Proposed        Maximum
                                   of Shares          Maximum       Aggregate     Amount of
Title of Each Class of               to be        Offering Price     Offering    Registration
 Securities to be Registered     Registered (1)    Per Share (2)    Price (2)        Fee
-------------------------------------------------------------------------------------------------
Common Stock,                        1,500,000          $  23.00   $34,070,375      $10,051
$.01 par value                                          $  25.00
                                                        $25.3125
                                                        $  27.25
                                                        $    .01
                                                        $27.3125
=================================================================================================

(1) The 1997 Stock Option and Incentive Plan (the "Plan") authorizes the issuance of a maximum of 1,500,000 shares of common stock (the "Common Stock") of Kilroy Realty Corporation (the "Company"). Of such shares of Common Stock, 100,000 shares have been issued as restricted shares of Common Stock and 1,185,000 shares of Common Stock are subject to presently outstanding options granted under the Plan as of the date hereof.

(2) Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a)(i) the exercise price per share ($23.00) of presently outstanding options to purchase 815,000 shares of Common Stock, (ii) the exercise price per share ($25.00) of presently outstanding options to purchase 250,000 shares of Common Stock, (iii) the exercise price per share ($25.3125) of presently outstanding options to purchase 35,000 shares of Common Stock, (iv) the exercise price per share ($27.25) of presently outstanding options to purchase 85,000 shares of Common Stock, and (v) the price per share ($.01) for 100,000 presently outstanding restricted shares of Common Stock, and (b) for the remaining 215,000 shares of Common Stock, the average of the high and low sales prices per share ($27.3125) of the Company's Common Stock on the New York Stock Exchange as of December 18, 1997.

                               Page 1 of 7 pages

                        Exhibit Index appears on page 7

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The registrant, Kilroy Realty Corporation, a Maryland corporation (the "Company"), hereby incorporates by reference the following documents in this Registration Statement by reference:

       (a) Description of the Company's Common Stock contained in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act on July 28, 1997 (Registration No. 333-32261), as amended by Amendment No. 1 thereto filed with the Commission on August 4, 1997, and as amended by Amendment No. 2 thereto filed with the Commission on August 14, 1997;

       (b) The Company's Prospectus dated August 14, 1997 filed in connection with the Registration Statement referred to in item 3(a) above pursuant to Rule 424(b) under the Securities Act;

       (c) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

       (d) The Company's current reports on Form 8-K filed October 29, 1997 and November 7, 1997, and the Company's amended current report on Form 8-K/A filed December 19, 1997.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

                               Page 2 of 7 pages

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2-418 of the Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

         In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

         The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

                               Page 3 of 7 pages

ITEM 8.  EXHIBITS.


Exhibit No.           Description
-----------           -----------

    3.1               Articles of Amendment and Restatement of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No.
                      333-15553) and incorporated herein by reference).
    3.2               Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the
                      Company's Registration Statement on Form S-11 (Registration No. 333-15553)
                      and incorporated herein by reference).
    4.1               Specimen of Common Stock certificate of the Company (filed as Exhibit 3.3 to the  Company's Registration Statement on Form S-11 (Registration No.
                      333-15553) and incorporated herein by reference).
    4.2               1997 Stock Option and Incentive Plan (filed as Exhibit 10.6 to the Company's
                      Registration Statement on Form S-11 (Registration No. 333-15553) and
                      incorporated herein by reference).
   *5.1               Opinion of Ballard Spahr Andrews & Ingersoll as to the legality of the securities being registered hereby.
  *23.1               Consent of Deloitte & Touche LLP.
  *23.2               Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1 hereto).
  *24.1               Power of Attorney (included on page 6).

_______________________
* Filed herewith

ITEM 9.  UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                               Page 4 of 7 pages

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               Page 5 of 7 pages

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 22nd day of December 1997.

                              KILROY REALTY CORPORATION


                              By:   /s/ John B. Kilroy, Jr.
                                    --------------------------------
                                    John B. Kilroy, Jr.
                                    President, Chief Executive Officer and
                                    Director

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Kilroy, Jr., Jeffrey C. Hawken, Richard
E. Moran Jr., Tyler H. Rose, Ann Marie Whitney, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                         TITLE                                      DATE
---------                                         -----                                      ----
   /s/ John B. Kilroy, Sr.                        Chairman of the Board and                   December 22, 1997
---------------------------------------           Director
         John B. Kilroy, Sr.

   /s/ John B. Kilroy, Jr.                        President, Chief Executive                  December 22, 1997
---------------------------------------           Officer and Director
         John B. Kilroy, Jr.                      (Principal Executive Officer)


   /s/ Richard E. Moran Jr.                       Executive Vice President, Chief             December 22, 1997
---------------------------------------           Financial Officer and Secretary
         Richard E. Moran Jr.                     (Principal Financial Officer)

   /s/ William P. Dickey                          Director                                    December 22, 1997
---------------------------------------
         William P. Dickey

   /s/ Matthew J. Hart                            Director                                    December 22, 1997
---------------------------------------
         Matthew J. Hart

   /s/ Dale F. Kinsella                           Director                                    December 22, 1997
---------------------------------------
         Dale F. Kinsella

   /s/ Richard S. Allen                           Director                                    December 22, 1997
---------------------------------------
         Richard S. Allen

   /s/ John R. D'Eathe                            Director                                    December 22, 1997
---------------------------------------
         John R. D'Eathe

   /s/ Ann Marie Whitney                          Vice President and Controller               December 22, 1997
---------------------------------------           (Principal Accounting Officer)
         Ann Marie Whitney

                               Page 6 of 7 pages

                               INDEX TO EXHIBITS


Exhibit No.           Description
-----------           -----------

      3.1             Articles of Amendment and Restatement of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No.
                      333-15553) and incorporated herein by reference).
      3.2             Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the
                      Company's Registration Statement on Form S-11 (Registration No. 333-15553)
                      and incorporated herein by reference).
      4.1             Specimen of Common Stock certificate of the Company (filed as Exhibit 3.3 to the  Company's Registration Statement on Form S-11 (Registration No.
                      333-15553) and incorporated herein by reference).
      4.2             1997 Stock Option and Incentive Plan (filed as Exhibit 10.6 to the Company's
                      Registration Statement on Form S-11 (Registration No. 333-15553) and
                      incorporated herein by reference).
     *5.1             Opinion of Ballard Spahr Andrews & Ingersoll as to the legality of the securities being registered hereby.
    *23.1             Consent of Deloitte & Touche LLP.
    *23.2             Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1 hereto).
    *24.2             Power of Attorney (included on page 6).

_______________________
* Filed herewith

                               Page 7 of 7 pages